Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned officers of Pier 1 Imports, Inc., hereby certifies that:

1.	The Quarterly Report on Form 10-Q of Pier 1 Imports, Inc. for the period ended November 26, 2016, fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the above-mentioned report fairly presents, in all material respects, the financial condition and results of operations of Pier 1 Imports, Inc. for the period covered by the report.

Date: January 4, 2017	By:	/s/ Terry E. London
Terry E. London, Interim President and
Chief Executive Officer

Date: January 4, 2017	By:	/s/ Jeffrey N. Boyer
Jeffrey N. Boyer, Executive Vice President and
Chief Financial Officer